EXHIBIT 99.1

***CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS AND ASTERISKS, HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

COLLABORATION AGREEMENT

BETWEEN

SEQUENOM, INC.

AND

PROCTER & GAMBLE PHARMACEUTICALS, INC.

DECEMBER 17, 2003

(CONTINUED)

-i-

(CONTINUED)

-ii-

(CONTINUED)

-iii-

(CONTINUED)

-iv-

(CONTINUED)

-v-

COLLABORATION AGREEMENT

THIS COLLABORATION AGREEMENT (the “Agreement”) is made and entered into effective as of December 17, 2003 (the “Effective Date”), by and between SEQUENOM, INC., a Delaware corporation and its wholly owned subsidiary Sequenom-Gemini, Ltd. (collectively “Sequenom”), located at 3595 John Hopkins Court, San Diego, California 92121 and PROCTER & GAMBLE PHARMACEUTICALS, INC., a Ohio corporation (“P&G”), located at 8700 Mason Montgomery Rd., Mason, Ohio 45040. Sequenom and P&G may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, Sequenom has experience in research to identify and validate gene targets implicated in certain diseases and disorders and has identified gene targets that may play a role in osteoporosis and bone mineral density;

WHEREAS, P&G has experience in the discovery, development and commercialization of therapeutic products for bone disease and related gene target validation capabilities;

WHEREAS, P&G and Sequenom each wish to enter into a collaborative research effort to validate Sequenom’s gene targets that may play a role in bone mineral density or osteoporosis; and

WHEREAS, P&G desires to obtain, and Sequenom is willing to grant to P&G, an option to obtain an exclusive license, on a gene target by gene target basis, to develop and commercialize therapeutic products that result from such collaborative research in OP (as defined below) on the terms described herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained herein, Sequenom and P&G agree as follows:

1.	DEFINITIONS.

The following capitalized terms shall have the meanings indicated for purposes of this Agreement:

1.1 “Actions” has the meaning provided in Section 12.1(a).

1.2 “Active” means that a therapeutic agent inhibits, stimulates or otherwise modulates the expression of a Gene Target.

1.3 “Active Compound” means any therapeutic agent discovered, identified, validated or developed, or the utility of which is discovered, identified or validated, in the course of activities conducted under or contemplated by this Agreement, including, without limitation, any analogs or derivatives thereof, which is Active with respect to a Gene Target in a Selected Target Family.

1.

1.4 “Affiliate” means, with respect to a Party, any corporation, association or other entity that directly or indirectly controls, is controlled by or is under common control with such Party. As used herein the term “control” means direct or indirect beneficial ownership of more than 50% of the voting or income interest in such entity.

1.5 “Claim” has the meaning provided in Section 13.2.

1.6 “Controlled” means, with respect to any Information or intellectual property right, that the Party owns or has a license to such Information or intellectual property right and has the ability to grant to the other Party access, a license, or a sublicense to such Information or intellectual property right as provided for in the Agreement without violating an agreement with or rights of a Third Party.

1.7 “Diagnostic” means diagnostic, prognostic, or pharmacogenetic testing, determination, or analysis and includes within its meaning, more specifically, each of the following (a) diagnosing or monitoring any disease, state, or condition in humans; or (b) testing for selecting treatment for any disease, state, or condition in humans; or (c) determining genetic traits in humans.

1.8 “Excluded Field” means without limitation, all Diagnostic applications.

1.9 “FDA” means the US Food and Drug Administration.

1.10 “Field” means the treatment of OP in humans, as well as the treatment of other diseases in humans, but excluding the Excluded Field.

1.11 “First Commercial Sale” means the first sale for use or consumption of a Licensed Product in a country after Regulatory Approval has been granted by the governing health regulatory authority of such country.

1.12 “Gene Target” means a nucleic acid comprising a nucleotide sequence, including, but not limited to, the gene product(s) of the nucleic acid, such as protein or RNA gene products.

1.13 “Information” means any data, results, information, know-how, trade secrets, techniques, methods, processes, inventions, developments, materials or compositions of matter of any type or kind, patentable or otherwise, software, algorithms, marketing reports, expertise, stability, technology, assays, preclinical data or formula.

1.14 “Initial Research Team” has the meaning provided in Section 1.36.

1.15 “Invention” means any Information whether patentable or unpatentable, that is conceived or reduced to practice either solely by one or more employees or contractors of a Party or jointly by one or more employees or contractors of Sequenom and one or more employees or contractors of P&G in the course of the Research Program or through the practice of the licenses granted to each Party hereunder.

2.

1.16 “IND” means an Investigational New Drug Application as defined by the FDA in 21 C.F.R. Part 312.

1.17 “Joint Inventions” means any Information whether patentable or unpatentable, that is conceived or reduced to practice jointly by one or more employees or contractors of Sequenom and by one or more employees or contractors of P&G in the course of the Research Program and which is neither a Sequenom Invention nor a P&G Invention.

1.18 “Joint Patents” means all Patents that claim Joint Inventions.

1.19 “Licensed Product” means any therapeutic product that contains an Active Compound including all formulations, line extensions and modes of administration thereof.

1.20 “NDA” means a New Drug Application as defined by the FDA in 21 C.F.R. Part 314.

1.21 “Net Sales” means the gross amount invoiced by P&G and its Affiliates and sublicensees to Third Parties which are not Affiliates or sublicensees of P&G, unless such Affiliates or sublicensees are the end users of such Licensed Product in which case the amount billed therefor shall be deemed to be the amount that would be invoiced to a Third Party in an arm’s length transaction, for the sale or disposition of such Licensed Product less: (i) cash discounts and/or quantity discounts allowed; (ii) credits and allowances for returns, rejections and recalls; (iii) charges for freight, insurance and transportation specifically included in the amount invoiced; (iv) sales and use taxes, duties or other governmental tariffs and other similar taxes incurred and government mandated rebates; (v) accruals for estimated wholesaler chargebacks, contract rebates and bid rebates and Medicaid and other similar government mandated rebates as P&G may be required to pay from time to time, all of which shall be determined in accordance with P&G’s standard accounting methods.

1.22 “OA” means the treatment of joint and cartilage diseases, including but not limited to osteoarthritis.

1.23 “OP” means the treatment of osteoporosis and/or loss of bone mineral density in humans, and for the avoidance of doubt, excludes OA.

1.24 “Option” has the meaning provided in Section 4.1.

1.25 “P&G Indemnitees” has the meaning provided in Section 12.1(a).

1.26 “P&G Invention” has the meaning provided in Section 8.1(c).

1.27 “P&G Know-How” means all Information Controlled by P&G as of the Effective Date or during the Research Term that is necessary or reasonably useful for performance of Sequenom’s activities under the Research Program or the use of Selected Target Family members or the discovery, synthesis, delivery, development, testing, use or manufacture of diagnostic and therapeutic products containing or related to Selected Target Family members

3.

(including, but not limited to, the P&G Inventions), excluding the P&G Patents and the Joint Patents.

1.28 “P&G Patents” means all Patents Controlled by P&G as of the Effective Date or during the Term that (a) are necessary or reasonably useful for performance of Sequenom’s activities under the Research Program, or (b) that claim the use, composition of matter or manufacture of Active Compounds or Licensed Products for OP, or (c) or claim any P&G Invention, but excluding the Joint Patents.

1.29 “P&G Technology” means the P&G Know-How and the P&G Patents and the P&G Inventions.

1.30 “Patents” means an (i) issued and existing letters patent, including any extensions (e.g., supplemental protection certificates), registration, confirmation, reissue, reexamination or renewal thereof, (ii) a pending application, including any continuation, divisional, continuation-in-part application thereof, for any of the foregoing, and (iii) any counterpart to any of the foregoing issued by or filed in any country or other jurisdiction.

1.31 “Phase II” means that portion of the clinical development program which provides for small scale clinical trials primarily to determine efficacy of a product and other factors, such as dosing range.

1.32 “Phase III” means that portion of the clinical development program which provides for the pivotal clinical trials of a product on sufficient numbers of patients to establish the safety and efficacy of such product for the desired claims and indications.

1.33 “RC” shall have the meaning provided in Section 3.1.

1.34 “Regulatory Agency” means the FDA or any foreign equivalent.

1.35 “Regulatory Approval” means any approvals (including, but not limited to, labeling approvals), product and/or establishment licenses, registrations or authorizations of any federal, state or local Regulatory Agency, department, bureau or other governmental entity, necessary and sufficient for the commercial manufacture, use, storage, importation, export, transport or sale of a Licensed Product in a particular regulatory jurisdiction.

1.36 “Research Plan” shall mean the plan for conducting the Research Program, as amended from time to time by the RC.

1.37 “Research Program” means the collaborative research program conducted by the Parties during the Research Term to validate, elucidate and confirm the Selected Target Family members’ biological role in OP in modulating bone mineral density and osteoporosis disease etiology.

4

1.38 “Research Term” shall mean the eighteen (18) months immediately following the Effective Date (the “Initial Research Term”), and as may be extended by written agreement of the Parties.

1.39 “Selected Target” means a Gene Target that is designated by P&G pursuant to Section 2.3.

1.40 “Selected Target Family” means a Selected Target and any other Gene Target that directly interacts with or forms a complex of or with such Selected Target.

1.41 “Sequenom Indemnitees” has the meaning provided in Section 12.1(b).

1.42 “Sequenom Invention” has the meaning provided in Section 8.1(b).

1.43 “Sequenom Know-How” means all Information Controlled by Sequenom as of the Effective Date and during the Research Term that is necessary or reasonably useful for performance of P&G’s obligations under the Research Program, the use of Selected Target Family members in OP or to the discovery, synthesis, delivery, development, testing, use or manufacture of Active Compounds and Licensed Products for OP (including, but not limited to, the Sequenom Inventions), but excluding the Sequenom Patents and Joint Patents.

1.44 “Sequenom Patents” means all Patents Controlled by Sequenom as of the Effective Date or during the Term that (a) are necessary or reasonably useful for the performance of P&G’s activities under the Research Program, or (b) that claim the use of the Selected Target Family members in OP or the manufacture, use, sale offer for sale or import of Active Compounds or Licensed Products for OP or (c) that claim any Sequenom Invention, but excluding the Joint Patents.

1.45 “Sequenom Technology” means the Sequenom Know-How and the Sequenom Patents and the Sequenom Inventions.

1.46 “Term” means the period commencing on the Effective Date and continuing until the expiration of all payment obligations of P&G pursuant to this Agreement, unless earlier terminated pursuant to Section 11 or by mutual written agreement of the Parties.

1.47 “Therapeutic License” shall have the meaning provided in Section 4.3.

1.48 “Third Party” means any party other than P&G, Sequenom and their respective Affiliates.

1.49 “US” means the United States of America.

2.	CONDUCT OF RESEARCH PROGRAM.

2.1 Conduct of Research Program. During the Research Term, the Parties shall use commercially reasonable efforts to conduct the Research Program in accordance with the Research Plan and the terms of this Agreement. The initial Research Plan for conducting the

5.

Research Program shall be defined and written by the RC following the disclosure provided for in Section 2.2 and following the initial designation of Selected Targets provided for in Section 2.3. The initial Research Plan shall be agreed to no later than […***…] days following the Effective Date, unless otherwise mutually agreed to by the Parties in writing. Any amendments or revisions to the Research Plan shall be in writing and shall require unanimous approval of the RC.

2.2 Disclosure of Information Regarding Gene Targets to P&G. Within […***…] days following the Effective Date, Sequenom shall disclose to P&G the results and data from its bone mineral density genome scan and subsequent replication studies, including Gene Targets identified in the course of such activities. Sequenom, however, shall not be obligated to disclose to P&G any Gene Target, or information related thereto, that suggest to Sequenom an association with OA or any disease other than OP, notwithstanding whether such Gene Target additionally suggests an association with OP.

2.3 Designation of Selected Targets.

(a) Within […***…] days of Sequenom’s disclosure provided for in Section 2.2, P&G shall make an initial designation of Gene Targets included in the results and data provided under Section 2.2 as Selected Targets. P&G shall be entitled to make further Selected Target designations during the Research Term.

(b) Promptly following the Effective Date, and prior to the disclosure to P&G provided for in Section 2.2, Sequenom and P&G shall select a mutually acceptable outside or inside lawyer(s) (the “Escrow Counsel”) to whom: (a) P&G shall provide a listing of genes and Gene Targets, if any, for which P&G has determined to be associated or potentially associated with OP and (b) Sequenom shall provide a listing of polymorphisms, genes and Gene Targets, for which Sequenom has determined to be associated or potentially associated with OP. Based upon the information provided to the Escrow Counsel, the Escrow counsel will identify those Sequenom genes and Gene Targets that are the same as a P&G gene or P&G Gene Target, and will also identify any Sequenom polymorphisms that reside in a P&G gene or P&G Gene Target. Such genes and Gene Targets that are the same, and such P&G genes or Gene Targets where Sequenom polymorphisms reside, are collectively referred to herein as the “Overlapping Genes.” The Escrow Counsel shall provide a written report to inside counsel for each of P&G and Sequenom, for inside counsel’s eyes only, identifying such Overlapping Genes within 15 business days after the Escrow Counsel has received the above-identified information from P&G and Sequenom. Should outside counsel be selected for Escrow Counsel, […***…] the fee charged by the Escrow Counsel for providing this service. Any Overlapping Genes will not be available to P&G as a Selected Target and shall be excluded from the Research Program unless the Parties at their discretion desire to discuss the matter of Overlapping Genes further, and unless the Parties mutually agree in writing to make certain Overlapping Genes available to P&G as Selected Targets and to include them in the Research Program. Notwithstanding the above, once Overlapping Genes have been identified by the Escrow Counsel, both Parties will be notified of the existence of the Overlapping Genes and their respective identities.

***Certain confidential information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

6.

(c) Certain targets have been previously determined by Sequenom to indicate an association with OA. Sequenom and P&G shall diligently, time being of the essence, and in good faith, provided that appropriate upfront and downstream payment terms can be agreed to at the term sheet stage, attempt to conclude an agreement with respect to developing and commercializing Active Compounds and Licensed Products for OA.

2.4 Research Program Responsibilities.

(a) P&G shall be responsible for conducting all biological or other validation studies for the Selected Target Family members, including, but not limited to, the development of appropriate animal models in order to identify Active Compounds for OP.

(b) Sequenom shall be responsible for continuing to conduct commercially reasonable genetic studies on the Selected Targets in OP, as directed by the RC, and as set forth in the Research Plan.

2.5 Technology Transfer. Subject to the exclusion of certain Gene Targets and related information as set forth under Section 2.2, commencing promptly after the Effective Date and from time to time thereafter during the Research Term, Sequenom will disclose to P&G such Sequenom Technology as is reasonably necessary to enable P&G to perform P&G’s Research Program activities hereunder in accordance with the Research Plan and otherwise to exercise fully the licenses granted to P&G hereunder. Commencing promptly after the Effective Date and from time to time thereafter during the Research Term, P&G shall disclose to Sequenom such of the P&G Technology as is reasonably necessary to enable Sequenom to perform Sequenom’s Research Program activities hereunder in accordance with the Research Plan and otherwise to exercise fully the licenses granted to Sequenom hereunder. During the Research Program, each Party will provide the other Party with reasonable technical assistance relating to the use of such Party’s technology to the extent such use is permitted under the license granted to the other Party herein, for purposes of enabling the other party to perform its activities under the Research Plan.

2.6 Research Program Expenses. Each Party shall bear the costs and expenses of work conducting its own activities pursuant to the Research Program.

3.	GOVERNANCE.

3.1 Research Committee. Promptly after the Effective Date, the parties will form a Research Committee (“RC”) comprised of four (4) members, with an equal number of representatives of each of Sequenom and P&G (two (2) members each). One (1) member of the RC shall be selected to act as the chairperson of the RC, with each chairperson acting for a term of twelve (12) months. The chairperson shall be selected alternately by Sequenom and P&G, and P&G shall designate the first chairperson. The RC shall determine the specific goals for the Research Program, shall manage the ongoing research conducted under the Research Program, and shall monitor the progress and results of such work. All decisions of the RC shall require unanimous approval, with the representatives of Sequenom on the RC collectively having one vote and the representatives of P&G on the RC collectively having one vote. The RC shall meet no less than once per quarter at such intervals and at such time and place as agreed upon by the

7.

parties. Within thirty (30) days after each meeting, the RC chairperson will provide the parties with a written report describing, in reasonable detail, the status of the Research Program, a summary of the results and progress to date, the issues requiring resolution, and the agreed resolution of previously reported issues. A reasonable number of additional representatives of a Party may attend meetings of the RC in a non-voting capacity.

3.2 Research Committee Functions and Powers. The RC shall encourage and facilitate ongoing cooperation between the Parties, establish, update, review and approve the Research Plan and any amendments to such plan, allocate tasks and coordinate activities pursuant to the Research Plan, monitor progress of activities under the Research Plan and the Parties’ diligence in carrying out their responsibilities thereunder, oversee the conduct of all patent matters, and carry out the other duties and responsibilities described for it in this Agreement. The Parties will discuss proposed patent applications for Inventions and publication of matters arising under the Research Program at RC meetings.

3.3 Information and Reports. Except as otherwise provided in this Agreement, the Parties will make available and disclose to one another all results of the work conducted pursuant to the Research Plan prior to and in preparation for RC meetings, in the form and format to be designated by the RC.

4.	LICENSES.

4.1 Option to License Selected Target Family Members. With respect to each Selected Target Family member, at any time during the Initial Research Term, P&G shall have the exclusive, non-transferable option to obtain a Therapeutic License with respect to such Selected Target Family member (the “Option”) by providing written notice of the exercise of such Option to Sequenom and the RC. If P&G does not exercise the Option with respect to a Selected Target Family member by the end of the Initial Research Term, such Selected Target Family member shall cease to be a Selected Target under this Agreement and all rights and Inventions related thereto, shall be owned by and revert to Sequenom.

4.2 License Grants for Research Program. Subject to the terms and conditions of this Agreement:

(a) with respect to each Selected Target Family member during the Research Term, Sequenom hereby grants to P&G an exclusive (except as to Sequenom), […***…] license, with no right to sublicense, under the Sequenom Technology and Sequenom’s rights in Joint Inventions and Joint Patents to conduct research in OP under the Research Program pursuant to the Research Plan, including validation of such Selected Target Family member; provided that the license granted under this Section 4.2(a) does not convey any right to use such Selected Target Family member for drug discovery or development; and

(b) during the Research Term, P&G hereby grants to Sequenom a non-exclusive, […***…] license, with no right to sublicense, under the P&G Technology and P&G’s rights in Joint Inventions and Joint Patents solely to conduct research under the Research Program pursuant to the Research Plan.

***Certain confidential information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

8.

4.3 License Grants to P&G for Development and Commercialization. Subject to the terms and conditions of this Agreement, Sequenom hereby grants to P&G, effective upon the exercise of the Option with respect to a Selected Target Family member and payment of the applicable license fee under Section 6.1, an exclusive (except as provided in Section 4.4), worldwide, royalty bearing license under the Sequenom Technology and Sequenom’s rights in the Joint Inventions and Joint Patents to use such Selected Target Family member for research and development of Active Compounds for OP and related Licensed Products for OP, which are Active against such Selected Target or any other Gene Target in the applicable Selected Target Family for OP (the “Therapeutic License”).

4.4 Rights Granted to Sequenom.

(a) In the event of the grant of a Therapeutic License with respect to a Selected Target Family member under Section 4.3, P&G hereby grants to Sequenom a non-exclusive, worldwide, […***…] license, with no right to sublicense, under the P&G Technology and P&G’s rights in Joint Inventions and Joint Patents, to conduct research and development of Active Compounds for OP, which are Active against such Selected Target or any other Gene Target in the applicable Selected Target Family for OP.

(b) Sequenom reserves the sole right (except as provided in Section 4.3) under the Sequenom Technology and Sequenom’s rights in the Joint Inventions and Joint Patents, with respect to Selected Target Family members, to research, develop and commercialize Diagnostic products. P&G hereby grants to Sequenom (i) a non-exclusive, worldwide, […***…] under the P&G Technology and P&G’s rights in the Joint Inventions and Joint Patents, with respect to Selected Target Family members, for Sequenom’s research and development; and (ii) a sole and exclusive, worldwide, […***…] under the P&G Technology and P&G’s rights in the Joint Inventions and Joint Patents, with respect to Selected Target Family members, for Sequenom to make, have made, use, sell, offer for sale and import Diagnostic products, services, and applications with respect to such Selected Target Family members, without limitation.

4.5 Sublicensing Rights. P&G shall have the right to sublicense, through multiple tiers of sublicense, the rights granted to it pursuant to Section 4.3 and Sequenom shall have the right to sublicense, through multiple tiers of sublicense, the rights granted to it pursuant to Section 4.4(b)(ii).

4.6 No Implied Licenses. No right or license is granted under this Agreement by either Party to the other, by implication or otherwise except as specifically set forth herein.

5.	DEVELOPMENT AND COMMERCIALIZATION; DEVELOPMENT REPORTS.

5.1 Development and Commercialization. In the event of the grant of a Therapeutic License with respect to a Selected Target Family member under Section 4.3, P&G shall have the right to develop and commercialize Active Compounds and Licensed Products, for OP. If such Active Compounds or Licensed Products for OP shall thereafter be determined by P&G to have therapeutic benefits […***…] subject to P&G’s payment obligations to Sequenom

*** Certain confidential information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

9.

as set forth under Section 6.3. P&G shall use commercially reasonable efforts to develop and implement a development plan and to develop and commercialize Licensed Products for OP.

5.2 Development Reports. P&G shall keep Sequenom informed as to the progress of the development of all Active Compounds and Licensed Products by providing to Sequenom reasonably detailed semi annual reports which shall describe the progress of the development and regulatory filings with respect to Active Compounds and Licensed Products, as applicable.

6.	FEES AND PAYMENTS.

6.1 License Fees. For each Selected Target Family member for which a Therapeutic License is granted under Section 4.3, P&G shall pay to Sequenom a non-creditable, non-refundable license fee […***…], the first installment of which shall be payable within thirty (30) days after P&G’s exercise of its Option with respect to such Selected Target Family member, and the second and third installments of which shall be payable […***…] .

6.2 Milestone Payments.

(a) P&G will pay Sequenom the following amounts with respect to each Active Compound (or Licensed Product containing such Active Compound), that achieves the stated milestones within thirty (30) days from achievement of such milestone:

[…***…] in the US or the equivalent in a foreign region	[…***…]

[…***…] in the US or the equivalent in a foreign region	[…***…]

[…***…] in the US or the equivalent in a foreign region	[…***…]

[…***…]or the equivalent in a foreign region	[…***…]

For purposes of this Section 6.2(a), […***…].

(b) The payments due under Section 6.2(a) above shall be made with respect to each Active Compound (or Licensed Product containing such Active Compound); provided, however, that if P&G abandons development of a certain ineffective or otherwise undesireable Active Compound or a non-Active Compound and replaces it with a different Active Compound which is Active against the same Selected Target Family member as the abandoned Active or non-Active Compound, […***…] with respect to such Active or non-Active Compound it replaced.

(c) The amount of each milestone payment described in Section 6.2(a) shall be increased to (i) […***…] the amount shown if the Active Compound (or the Licensed Product containing such Active Compound, as applicable); was a Joint Invention and (ii)[…***…] the amount shown if the Active Compound (or Licensed Product containing such Active Compound) was a Sequenom Invention.

*** Certain confidential information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

10.

6.3 Royalties Payable by P&G. As partial consideration for rights granted to P&G hereunder, P&G will pay Sequenom the following royalties based upon total, combined, annual Net Sales of all Licensed Products:

Annual Net Sales	Royalty Percentage
The first […***…]	[…***…]
[…***…]	[…***…]
[…***…] and over	[…***…]

By way of example, should annual Net Sales be […***…] for a given year, Sequenom shall be entitled to a royalty payment of […***…]

For the avoidance of doubt, for purposes of determining annual Net Sales of Licensed Products under this Section 6.3, in the event that an Active Compound is […***…], then the term “Licensed Product” for purposes of this Section shall include […***…].

6.4 Sublicense Fees. In the event that P&G sublicenses its rights with respect to a Selected Target Family member pursuant to Section 4.5 to a sublicensee prior to […***…] with respect to such Selected Target Family member, P&G shall pay to Sequenom […***…] of all payments P&G is owed as consideration for such sublicense (including but not limited to any milestone, technology transfer, and royalty payments) from such sublicensee within thirty (30) days of the date such payments are due to P&G. In the event that P&G sublicenses its rights with respect to a Selected Target Family member pursuant to Section 4.5 to a sublicensee […***…], P&G shall remain obligated to Sequenom for, and shall pay Sequenom, the same milestone payment amounts and the same royalties as set forth under Sections 6.2 and 6.3 based upon the occurrence of the milestones, the annual Net Sales of Licensed Products, and other terms and conditions as set forth in Sections 6.2 and 6.3, and despite the terms of any sublicense agreement between P&G and its sublicensee(s). All sublicense agreements between P&G and its sublicensees shall include a written provision providing that Sequenom shall be provided with a full and complete copy of the sublicense agreement within fifteen (15) business days of P&G entering into the sublicense agreement, and P&G shall deliver copies of such sublicense agreements to Sequenom within such time period. Sequenom shall treat any such delivered sublicense agreement and the information therein as the confidential Information of P&G pursuant to Section 10.

6.5 Royalty Term. P&G shall pay royalties under Section 6.3, with respect to a particular Licensed Product, on a country-by-country basis twenty (20) years from the First Commercial Sale of such Licensed Product in each country.

7.	PAYMENT; RECORDS; AUDITS.

7.1 Payment; Reports. Payments and reports pursuant to Section 6.3 shall be calculated and reported for each calendar quarter. All payments due to Sequenom under this Agreement shall be paid within sixty (60) days of the end of each calendar quarter, unless otherwise specifically provided herein. Each such payment shall be accompanied by a report of

*** Certain confidential information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

11.

sufficient detail to permit confirmation of the accuracy of the payment made, including, without limitation and on a country-by-country basis, the number of Licensed Products sold, the gross sales and Net Sales of Licensed Products, the amount (in US dollars) payable, the method used to calculate the royalty or payment and the exchange rates used.

7.2 Exchange Rate; Manner and Place of Payment. All payments hereunder shall be payable in US dollars. With respect to each quarter, for countries other than the US, whenever conversion of payments from any foreign currency shall be required, such conversion shall be made at an exchange rate equal to the weighted average of the rates of exchange for the currency of the country from which payments are payable as published by The Wall Street Journal, Western US Edition, during the calendar quarter for which a payment is due. All payments owed under this Agreement shall be made by wire transfer to a bank and account designated in writing by Sequenom, unless otherwise specified by Sequenom.

7.3 Late Payments. In the event that any payment, including royalty and milestone payments, due hereunder is not made when due, the payment shall accrue interest from the date due at the rate of […***…] per annum; provided, however, that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit a Sequenom from exercising any other rights it may have as a consequence of the lateness of any payment.

7.4 Withholding of Taxes. Any withholding of taxes levied by tax authorities outside the US on the payments to Sequenom hereunder shall be borne by Sequenom and deducted by P&G from the sums otherwise payable by it hereunder for payment to the proper tax authorities. The Parties agree to cooperate with each other in the event Sequenom claims exemption from such withholding or seeks deductions under any double taxation or other similar treaty or agreement from time to time in force, such cooperation to consist of providing receipts of payment of such withheld tax or other documents reasonably available.

7.5 Records and Audits. On thirty (30) days prior written notice, Sequenom shall have the right to have an independent certified public accountant, inspect the books and records of P&G and/or its Affiliates and/or its sublicensees, no more than once per fiscal year during usual business hours for the sole purpose of and only to the extent necessary to verify the completeness and accuracy of the records and payments made under this Agreement. Such examination with respect to any fiscal year shall not take place later than three (3) years following the end of such fiscal year. All sublicense agreements between P&G (and/or its Affiliates) and its sublicensees, if any, shall expressly provide for Sequenom’s inspection rights of such sublicensee’s books and records, consistent with this Section 7.5. The accountant shall inform Sequenom only if there has been an underpayment or an overpayment, and if so, the amount thereof and whether the books and records have been kept in a manner consistent with good accounting practices. If any audit hereunder reveals an underpayment, P&G shall promptly make up such underpayment. The expense of any such inspection shall be borne by Sequenom; provided, however, that, if the inspection discloses an underpayment in excess of […***…] then P&G shall pay the out of pocket costs of such audit.

*** Certain confidential information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

12.

7.6 Prohibited Payments. Notwithstanding any other provision of this Agreement, if P&G is prevented from making any payment hereunder by virtue of the statutes, laws, codes or governmental regulations of the country from which the payment is to be made, then such payment may be made by depositing funds in the currency in which accrued to Sequenom’s account in a bank acceptable to Sequenom in the country whose currency is involved.

8.	INVENTIONS AND INTELLECTUAL PROPERTY.

8.1 Inventions.

(a) Regardless of inventorship, ownership of certain Inventions shall be as set forth under Sections 8.1(b) and 8.1(c). Inventorship for Inventions shall be determined in accordance with US rules of inventorship.

(b) All Inventions related to Selected Target Family members, regardless of inventorship, shall be owned by Sequenom, and, except as set forth in Section 8.1(c), all Inventions conceived or reduced to practice solely by one or more employees or contractors of Sequenom shall be owned by Sequenom, (collectively, the “Sequenom Inventions”). P&G shall assign all of its right, title and interest in and to such Sequenom Inventions to Sequenom.

(c) All Inventions related to the Active Compounds, regardless of inventorship, shall be owned by P&G, and, except as set forth in Section 8.1(b), all Inventions conceived or reduced to practice solely by one or more employees or contractors of P&G shall be owned by P&G, (collectively, the “P&G Inventions”). Sequenom shall assign all of its right, title and interest in and to the such P&G Inventions to P&G.

8.2 Patent Prosecution.

(a) It is the intention of the Parties to secure broad patent protection for Inventions. Sequenom shall be responsible for the filing, prosecution and maintenance of all Sequenom Patents and all patent applications and patents covering any Sequenom Inventions at Sequenom’s sole expense. P&G shall be responsible for the filing, prosecution and maintenance of all P&G Patents and all patent applications and patents covering any P&G Inventions at P&G’s sole expense.

(b) The Parties shall decide on a case-by-case basis which Party shall be responsible for the preparation, filing, prosecution and maintenance of Joint Patents, and the Parties shall share equally the expenses thereof. The Party responsible for a Joint Patent (the “Filing Party”) shall consult with the non-Filing Party as to the preparation, filing, prosecution and maintenance of such Joint Patent reasonably prior to any deadline or action with the US Patent & Trademark Office or any foreign patent office, and shall furnish to the non-Filing Party copies of all relevant documents reasonably in advance of such consultation.

8.3 Cooperation of the Parties. Each Party agrees to cooperate fully in the preparation, filing, and prosecution of any patent rights under this Agreement. Such cooperation includes, but is not limited to:

13.

(a) executing all papers and instruments, or requiring its employees or agents to execute such papers and instruments, so as to effectuate the ownership of patent rights set forth in Section 8.1 above and to enable the owning Party to apply for and to prosecute patent applications in any country; and

(b) promptly informing the other Party of any matters coming to such Party’s attention that may affect the preparation, filing or prosecution of any such patent applications.

8.4 Infringement by Third Parties. Sequenom and P&G shall promptly notify the other in writing of any alleged or threatened infringement of any patent included in the P&G Patents, Sequenom Patents or Joint Patents of which they become aware. Both Parties shall use their commercially reasonable efforts in cooperating with each other to terminate such infringement without litigation.

(a) Sequenom shall have the first right, but not the obligation, to bring and control any action or proceeding, at its own expense and by counsel of its own choice, with respect to infringement of any Sequenom Patent at its own expense and by counsel of its own choice. With respect to infringement of any Sequenom Patent licensed to P&G under Section 4.3 that is likely to have a material adverse effect on any Licensed Product being developed or commercialized by P&G, its Affiliates or its sublicensees, P&G shall have the right, at its own expense, to be represented in any such action by counsel of its own choice, and if Sequenom fails to bring an action or proceeding within (a) sixty (60) days following the notice of alleged infringement or (b) ten (10) days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, P&G shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and Sequenom shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

(b) P&G shall have the sole right to bring and control any action or proceeding with respect to infringement of any P&G Patent at its own expense and by counsel of its own choice.

(c) The Parties shall determine on a case-by-case basis which Party will have the right to bring and control any action or proceeding with respect to infringement of any Joint Patent and how the expenses thereof will be allocated between the Parties. In making such determination, the Parties shall take into consideration whether such infringement is likely to have a material adverse effect on i) any Licensed Product being developed or commercialized by P&G, its Affiliates or its sublicensees; or ii) any Diagnostic product, service or application being developed or commercialized by Sequenom, its Affiliates or its sublicensees. Regardless of which Party has the right to bring and control any such infringement action, the other Party shall have the right to be represented in any such action by counsel of its own choice.

8.5 Infringement of Third Party Rights. Each Party shall promptly notify the other in writing of any allegation by a Third Party that the activity of either of the Parties hereunder infringes or may infringe the intellectual property rights of such Third Party. P&G shall have the first right but not the obligation to control any defense of any such claim involving alleged

14.

infringement of Third Party rights by P&G’s activities under this Agreement at its own expense and by counsel of its own choice, and Sequenom shall have the right but not the obligation, at its own expense, to be represented in any such action by counsel of its own choice. If the alleged infringement relates to Selected Targets and if P&G fails to proceed in a timely fashion with regard to such defense, Sequenom shall have the right but not the obligation to control any such defense of such claim at its own expense and by counsel of its own choice, and P&G have the right but not the obligation, at its own expense, to be represented in any such action by counsel of its own choice. Sequenom shall have the first right but not the obligation to control any defense of any such claim involving alleged infringement of Third Party rights by Sequenom’s activities under this Agreement at its own expense and by counsel of its own choice, and P&G shall have the right but not the obligation, at its own expense, to be represented in any such action by counsel of its own choice. If Sequenom fails to proceed in a timely fashion with regard to such defense, P&G shall have the right but not the obligation to control any such defense of such claim at its own expense and by counsel of its own choice, and Sequenom shall have the right but not the obligation, at its own expense, to be represented in any such action by counsel of its own choice. Neither Party shall have the right to settle any infringement action under this Section 8.5 in a manner that diminishes the rights or interests of the other Party without the consent of such Party.

9.	REPRESENTATIONS AND WARRANTIES.

9.1 Representations and Warranties. Each Party represents to the other that as of the Effective Date:

(a) Corporate Power. It is duly organized and validly existing under the laws of its state of incorporation or formation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

(b) Due Authorization. It is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action;

(c) Binding Agreement. This Agreement is legally binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it;

(d) Grant of Rights; Maintenance of Agreements. It has not, and will not during the Term, grant any right to any Third Party which would conflict with the rights granted to the other Party hereunder. It has (or will have at the time performance is due) maintained and will maintain and keep in full force and effect all agreements (including license agreements) and filings (including patent filings) necessary to perform its obligations in accordance with the terms of this Agreement; and

15.

(e) Validity. It is aware of no action, suit or inquiry or investigation instituted by or before any court or governmental agency which questions or threatens the validity of this Agreement or of any P&G Patents or Sequenom Patents.

9.2 Disclaimer Concerning Technology. THE TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS PROVIDED BY EACH PARTY HEREUNDER ARE PROVIDED “AS IS” AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, each Party expressly does not warrant (i) the success of any study, test, development or commercialization commenced pursued to the Collaboration or (ii) the safety or usefulness for any purpose of the technology it provides hereunder.

9.3 Limitation of Liability. EXCEPT FOR AMOUNTS PAYABLE UNDER SECTIONS 6 AND 12, AND LIABILITY FOR BREACH OF CONFIDENTIALITY OR FOR INFRINGEMENT OR MISAPPROPRIATION, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY INDIRECT, SPECIAL, INCIDENTIAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

10.	CONFIDENTIALITY; PUBLICATION.

10.1 Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, the Parties agree that, during the Term and in perpetuity thereafter unless one of the exceptions below applies, the receiving Party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement any Information furnished to it by the other Party pursuant to this Agreement. Each Party may use such Information only to the extent required to accomplish the purposes of this Agreement. Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that its employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Information (but no less than reasonable care). Each Party will promptly notify the other upon discovery of any unauthorized use or disclosure of such Information.

10.2 Exceptions. Information subject to this Section 10 shall not include any information which the receiving Party can prove by competent written evidence:

(a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, generally known or available;

16

(b) is known by the receiving Party at the time of receiving such information, as evidenced by its records;

(c) is hereafter furnished to the receiving Party by a Third Party, as a matter of right and without restriction on disclosure;

(d) is independently discovered or developed by the receiving Party without the use of Information provided by the disclosing Party; or

(e) is the subject of a written permission to disclose provided by the disclosing Party.

10.3 Authorized Disclosure. Each Party may disclose Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following instances:

(a) filing or prosecuting patents in accordance with this Agreement;

(b) conducting pre-clinical or clinical trials of and regulatory filings with respect to Active Compounds;

(c) prosecuting or defending litigation;

(d) complying with applicable court orders or governmental regulations; and

(e) disclosure to Affiliates, sublicensees, employees, consultants, agents or other Third Parties in connection with due diligence or similar investigations by such Third Parties, in each case who agree to be bound by obligations of confidentiality and non-use comparable to those set forth in this Section 10.

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Information pursuant to this Section 10, it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and, with respect to subsections (c) and (d), use reasonable efforts to secure confidential treatment of such Information. In any event, the Parties agree to take all reasonable action to avoid disclosure of Information of the other Party hereunder. The Parties will consult with each other on the provisions of this Agreement to be redacted in any filings made by the Parties with the Securities and Exchange Commission or as otherwise required by law.

10.4 Publications. Each Party to this Agreement recognizes that the publication of papers regarding results of and other information regarding the activities conducted under this Agreement, including oral presentations and abstracts, may be beneficial to both Parties provided such publications are subject to reasonable controls to protect Information. Accordingly, each Party shall have the right to review and approve any paper proposed for publication by the other Party, including oral presentations and abstracts, which utilizes data generated from the Collaboration and/or includes Information of the other Party. Before any such paper is submitted for publication, the Party proposing publication shall deliver a complete copy to the other Party

17

at least forty-five (45) days prior to submitting the paper to a publisher. Such other Party shall review any such paper and give its comments to the publishing Party within thirty (30) days of its receipt of such paper. With respect to oral presentation materials and abstracts, the reviewing Party shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the publishing Party with appropriate comments, if any, but in no event later than thirty (30) days from the date of receipt by the reviewing Party. The publishing Party shall comply with the reviewing Party’s request to delete references to Information of the reviewing Party in any such paper and agrees to withhold publication of same for an additional ninety (90) days in order to permit the Parties to obtain patent protection, if either of the Parties deems it necessary, in accordance with the terms of this Agreement.

10.5 Publicity. It is understood that Sequenom intends to issue a press release announcing the execution of this Agreement and that Sequenom may desire or be required to issue subsequent press releases relating to the Agreement or activities thereunder. Sequenom agrees to consult with P&G reasonably and in good faith with respect to the text and timing of such press releases prior to the issuance thereof, provided that P&G may not unreasonably withhold consent to such releases, and that Sequenom may issue such press releases as it determines, based on advice of counsel, that are reasonably necessary to comply with laws or regulations or for appropriate market disclosure. In addition, following Sequenom’s initial press release announcing this Agreement, Sequenom shall be free to disclose, without P&G’s prior written consent, the existence of this Agreement, the identity of P&G and those terms of the Agreement which have already been publicly disclosed in accordance herewith.

11.	TERM AND TERMINATION.

11.1 Termination by Mutual Agreement. The Parties may at any time terminate this Agreement by written agreement executed by both P&G and Sequenom.

11.2 Early Termination. In the event that P&G fails to exercise at least one (1) Option pursuant to Section 4.1 during the Research Term, this Agreement shall automatically terminate upon the termination of the Research Term.

11.3 Termination for Cause. Each Party shall have the right to terminate this Agreement upon sixty (60) days’ prior written notice to the other upon the occurrence of any of the following:

(a) Upon or after the bankruptcy, insolvency, dissolution or winding up of the other Party (other than a dissolution or winding up for the purpose of reconstruction or amalgamation); or

(b) Upon or after the breach of any material provision of this Agreement by the other Party if the breaching Party has not cured or started to cure if cure cannot reasonably be accomplished after such breach within the sixty (60) day period following written notice of termination by the non-breaching Party.

18

11.4 Effect of Termination or Expiration; Surviving Obligations. Expiration or termination of this Agreement shall not affect any rights or obligations of either Party accruing prior to such expiration or termination. Upon expiration or termination of this Agreement, all rights and obligations of the Parties under this Agreement shall terminate, except that the terms of this Section 11.4 (and the provisions referenced herein) and Sections 1, 7.5, 8.1, 8.3, 8.4, 9.2, 9.3, 10.1, 10.2, 10.3, 10.4, 12, 13 and 14 of this Agreement shall survive expiration or termination of this Agreement. Promptly after termination of this Agreement, except as otherwise provided in this Section 11.4, each Party shall return or dispose of any technology or know-how and Information of the other Party in the accordance with the instructions of such other Party, including, without limitation, any compounds, assays or other biological or chemical materials.

12.	INDEMNITY.

12.1 Indemnification.

(a) P&G agrees to defend, indemnify and hold harmless Sequenom and its Affiliates and their respective employees, agents, officers, directors and permitted assigns (collectively, the “P&G Indemnitees”) from and against any Third Party claim, allegation, action or proceeding, and any and all liability, judgments, costs, expenses (including reasonable attorney’s fees), damages and awards based thereon (collectively, “Actions”) arising out of or resulting from (i) the negligence or willful misconduct of P&G, its Affiliates or sublicensees or any of their respective employees, officers or agents, (ii) a breach of any of P&G’s representations or warranties or other obligation hereunder, or (iii) the development, manufacture, use, handling storage, sale or other disposition of any Active Compound or Licensed Product by P&G or any of its Affiliates or sublicensees, except to the extent that such Action arises out of or results from the gross negligence or willful misconduct of any P&G Indemnitee.

(b) Sequenom agrees to defend, indemnify and hold harmless P&G and its Affiliates and their respective employees, agents, officers, directors and permitted assigns (collectively, the “Sequenom Indemnitees”) from and against any Actions arising out of or resulting from (i) the negligence or willful misconduct of Sequenom or its Affiliates or any of their respective employees, officers or agents, or (ii) a breach of any of Sequenom’s representations or warranties or other obligation hereunder, except to the extent that such Action arises out of or results from the gross negligence or willful misconduct of any Sequenom Indemnitee.

12.2 Control of Defense. Any entity entitled to indemnification under this Section 12 shall give notice to the indemnifying Party of any Actions that may be subject to indemnification, promptly after learning of such Action, and the indemnifying Party shall assume the defense of such Actions with counsel reasonably satisfactory to the indemnified Party. If such defense is assumed by the indemnifying Party with counsel so selected, the indemnifying Party will not be subject to any liability for any settlement of such Actions made by the indemnified Party without the indemnifying party’s its consent (but such consent will not be

19

unreasonably withheld or delayed), and will not be obligated to pay the fees and expenses of any separate counsel retained by the indemnified Party with respect to such Actions.

12.3 Insurance. P&G, at its own expense, shall maintain product liability insurance (or self-insure), in amounts consistent with industry standards for other such pharmaceutical companies during the Term and shall name Sequenom as an additional insured with respect to such insurance. P&G shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage, at Sequenom’s request. Sequenom, at its own expense, shall maintain liability insurance (or self-insure) in amounts consistent with industry standards for other such biotechnology companies during the Term. Sequenom shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage, at P&G’s request.

13.	GOVERNING LAW; DISPUTE RESOLUTION.

13.1 General. The Parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either Party’s rights and/or obligations under this Agreement. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Section 13 if and when a dispute arises under this Agreement.

13.2 Procedure. If any claim, dispute, or controversy of whatever nature arising out of or relating to this Agreement, including, without limitation, any action or claim based on tort, contract, or statute (including any claims of breach or violation of statutory or common law protections from discrimination, harassment and hostile working environment), or concerning the interpretation, effect, termination, validity, performance and/or breach of this Agreement (in each case, a “Claim”), arises between the Parties and the Parties cannot resolve the dispute within thirty (30) days of a written request by either Party to the other Party, the Parties agree to hold a meeting, attended by the Chief Executive Officer of Sequenom and the Vice President of Research of P&G Pharmaceuticals, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If, within sixty (60) days after such written request, the Parties have not succeeded in negotiating a resolution of the dispute, such dispute shall be resolved by final and binding arbitration in accordance with Section 13.3.

13.3 Arbitration. Arbitration of Claims between the Parties under this Section 13.3 shall be conducted in accordance Sections 1282 through 1288 of the California Code of Civil Procedure. The arbitration shall be held in San Diego, California. The arbitration shall be conducted by three (3) arbitrators who are knowledgeable in the subject matter which is at issue in the dispute. One (1) arbitrator will be selected by P&G, one (1) arbitrator will be selected by Sequenom, and the third arbitrator will be selected by mutual agreement of the two (2) arbitrators selected by the Parties. The arbitrators shall, within fifteen (15) calendar days after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The arbitrators shall be authorized to award compensatory damages, but shall NOT be authorized (i) to award non-economic damages, such as for emotional distress,

20

pain and suffering or loss of consortium, (ii) to award punitive damages, or (iii) to reform, modify or materially change this Agreement or any other agreements contemplated hereunder; provided, however, that the damage limitations described in parts (i) and (ii) of this sentence will not apply if such damages are statutorily imposed. The arbitrators also shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief they deem just and equitable and within the scope of this Agreement, including, without limitation, an injunction or order for specific performance. Notwithstanding anything in this Agreement to the contrary, either Party may immediately pursue an action at law or equity in a court of competent jurisdiction related to any breach or alleged breach of Section 10 or for patent validity or infringement claims.

13.4 Costs and Awards. Each Party shall bear its own attorneys’ fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrators; provided, however, the arbitrators shall be authorized to determine whether a Party is the prevailing Party, and if so, to award to that prevailing Party reimbursement for its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), and/or the fees and costs of the arbitrators. Absent the filing of an application to correct or vacate the arbitration award under California Code of Civil Procedure Sections 1285 through 1288.8, each Party shall fully perform and satisfy the arbitration award within fifteen (15) days of the service of the award. Judgment upon the award rendered by the panel shall be final and nonappealable and may be entered in any court having jurisdiction thereof.

13.5 Waiver and Acknowledgment. BY AGREEING TO THIS BINDING ARBITRATION PROVISION, THE PARTIES UNDERSTAND THAT THEY ARE WAIVING CERTAIN RIGHTS AND PROTECTIONS WHICH MAY OTHERWISE BE AVAILABLE IF A CLAIM BETWEEN THE PARTIES WERE DETERMINED BY LITIGATION IN COURT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO SEEK OR OBTAIN CERTAIN TYPES OF DAMAGES PRECLUDED BY THIS PROVISION, THE RIGHT TO A JURY TRIAL, CERTAIN RIGHTS OF APPEAL, AND A RIGHT TO INVOKE FORMAL RULES OF PROCEDURE AND EVIDENCE.

14.	GENERAL PROVISIONS.

14.1 Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be mailed by registered or certified mail, Federal Express or other nationally recognized overnight delivery service, addressed to the signatory to whom such notice is required or permitted to be given and transmitted by facsimile to the number indicated below. All notices shall be deemed to have been given when mailed, as evidenced by the postmark at the point of mailing, or faxed.

21.

All notices to P&G shall be addressed as follows:

PROCTER & Gamble

One Procter & Gamble Plaza

Cincinnati, Ohio 45202

Attn: Yetunde Taiwo

Fax: (513) 622-0389

with a copy to:

PROCTER & Gamble

One Procter & Gamble Plaza

Cincinnati, Ohio 45202

Attn: General Counsel

Fax: (513) 622-3300

All notices to Sequenom shall be addressed as follows:

Sequenom, Inc.

3595 John Hopkins Court

San Diego, California 92121

Attn: Executive Vice President, Business Development

Fax: (858) 202-9031

with a copy to:

Sequenom, Inc.

3595 John Hopkins Court

San Diego, California 92121

Attn: General Counsel

Fax: (858) 202-9020

Any Party may, by written notice to the other, designate a new address or fax number to which notices to the Party giving the notice shall thereafter be mailed or faxed.

14.2 Force Majeure. No Party shall be liable for any delay or failure of performance (other than payment obligations) to the extent such delay or failure is caused by circumstances beyond its reasonable control and that by the exercise of due diligence it is unable to prevent, provided that the Party claiming excuse uses its commercially reasonable efforts to overcome the same.

14.3 Entirety of Agreement. This Agreement embodies the entire, final and complete agreement and understanding between the Parties and replaces and supersedes all prior discussions and agreements between them with respect to its subject matter. No modification or waiver of any terms or conditions hereof shall be effective unless made in writing and signed by a duly authorized officer of each Party.

22.

14.4 Non-Waiver. The failure of a Party in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement shall not constitute a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

14.5 Relationship of the Parties. Neither Party is, or will be deemed to be, the legal representative or agent of the other, nor shall either party have the right or authority to assume, create, or incur any Third Party liability or obligation of any kind, express or implied, against or in the name of or on behalf of another except as expressly set forth in this Agreement.

14.6 Severability. If a court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, or if any government or other agency having jurisdiction over either P&G or Sequenom deems any provision to be contrary to any laws, then that provision shall be severed and the remainder of the Agreement shall continue in full force and effect. To the extent possible, the Parties shall revise such invalidated provision in a manner that will render such provision valid without impairing the Parties’ original intent.

14.7 Affiliates; Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided, however, that either party may assign this Agreement and its rights and obligations hereunder without the other party’s consent in connection with the transfer or sale of all or substantially all of the business of such party to which this Agreement relates to a third party, whether by merger, sale of stock, sale of assets or otherwise. In the event of such transaction, however, intellectual property rights of the acquiring party to such transaction (if other than one of the Parties) shall not be included in the technology licensed hereunder. The rights and obligations of the Parties shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

14.8 Headings. The headings contained in this Agreement are inserted for reference only and shall not be deemed a part of the text hereof.

14.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

14.10 Bankruptcy. All rights and licenses granted under this Agreement will be considered for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(56) of the Bankruptcy Code. The Parties agree that a licensee of such rights under this Agreement will retain and may fully exercise all of its rights and elections under the Bankruptcy Code. In the event that a licensor seeks or is involuntarily placed under the protection of the Bankruptcy Code, and the trustee in bankruptcy rejects this Agreement, the licensee hereby elects, pursuant to Section 365(n), to retain all rights granted to it under this Agreement to the extent permitted by law.

23.

14.11 Export. The Parties agree not to export, directly or indirectly, any US source technical data acquired from the other Party or any products utilizing such data to countries outside the US, which export may be in violation of the US export laws or regulations.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

24.

IN WITNESS WHEREOF, the Parties hereto have caused this COLLABORATION AGREEMENT to be executed by their duly authorized officers as of the Effective Date.

SEQUENOM, INC.		PROCTER & GAMBLE PHARMACEUTICALS, INC.

By:	/s/ Jay Lichter	By:	/s/ Mark A. Collar

Name:	Jay Lichter	Name:	Mark A. Collar
Title:	Executive Vice President, Business Development	Title:	President

SEQUENOM-GEMINI LTD.

By:	/s/ Chris Smith

Name:	Chris Smith
Title:	Director

[SIGNATURE PAGE TO COLLABORATION AGREEMENT]

25.